UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Amneal Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Information

The following communications relate to the proposed acquisition of Kashiv BioSciences, LLC (“Kashiv”) by Amneal Pharmaceuticals, Inc. (the “Company”), pursuant to the Membership Interest Purchase Agreement, dated as of April 21, 2026, by and among the Company, Kashiv, KB Seller Representative, LLC and the equityholders of Kashiv named therein.

On April 22, 2026, the Company posted to its social media channels, communications relating to the Company’s entry into a definitive agreement to acquire Kashiv, copies of which is set forth below and filed herewith pursuant to Rule 14a-12.

Amneal Pharmaceuticals + Follow 279,321 followers 53m- Today, we announced that we’ve entered into a definitive agreement to acquire a 100% ownership position in Kashiv BioSciences, LLC, a vertically integrated biopharmaceutical company.* We also reported preliminary first quarter 2026 results. reflecting very strong performance and continued momentum to start fiscal year 2026. Learn more: https://lnkd.in/e9kxDGVU *The transaction is subject to approval by Amneal shareholders, the receipt of regulatory approvals, and the satisfaction of customary closing conditions. Amneal Agrees to Acquire Kashiv BioSciences The transaction is subject to approwl by shareholders, the receipt of regulatory approvals and the satisfaction of customary lesing conditions. Amneal

X Post Amneal Pharmaceuticals @AmnealPharma Read our Press Release here: investors.amneal.com/news/press-rel... The transaction is subject to approval by Amneal shareholders, the receipt of regulatory approvals, and the satisfaction of customary closing conditions. Amneal Agrees to Acquire Kashiv BioSciences mment Reports Strong Preliminary First Quarter 2026 Financial Results for Q1 2026 $723M Net Revenue +4% $80M Income before tax +114 Amneal $202M Adjusted EBITDA +19%

"With Kashiv, Amneal will become a fully integrated global biosimilars leader at the forefront of the **next wave of U.S. affordable medicines.**"

Chirag Patel

Co-Founder & Co-CEO

Amneal

Amneal Reports Strong Preliminary First Quarter 2026 Financial Results

Amneal

Unaudited Preliminary Financial Results for Q1 2026

$723M

Net Revenue +4%

$80M

Income before tax +114%

$202M

Adjusted EBITDA* +19%

Percentages compared to same period in 2025

*Non-GAAP Financial Measure. Please see the language under the"Non-GAAP Financial Measure" in our preliminary 1Q26 press release for a discussion of these Non-GAAP measures and the Appendix to our preliminary 1Q26 presentation available on www.amneal.com for a reconciliation to the most directly comparable GAAP measures.

Amneal

Cautionary Statement on Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance and include statements regarding the proposed transaction, including our ability to become a leader at the forefront of the next wave of U.S. affordable medicines and our ability to expand access to high-quality, affordable biologic medicines for patients while driving long-term growth. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) unexpected costs, liabilities or delays associated with the proposed transaction; (xi) the response of competitors to the proposed transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; and (xiii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Kashiv Biosciences, LLC by Amneal Pharmaceuticals, Inc. In connection with this proposed acquisition, Amneal Pharmaceuticals, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Amneal Pharmaceuticals, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMNEAL PHARMACEUTICALS, INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Amneal Pharmaceuticals, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Amneal Pharmaceuticals, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amneal Pharmaceuticals, Inc. will be available free of charge on Amneal Pharmaceuticals, Inc.’s internet website at www.amneal.com or upon written request to: Amneal Pharmaceuticals, Inc., Investor Relations, 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807 or by email to invest@amneal.com.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures, including adjusted EBITDA, which is intended as a supplemental measure of the Company’s performance that is not required by or presented in accordance with GAAP.

Management uses this non-GAAP measure internally to evaluate and manage the Company’s operations and to better understand its business because it facilitates a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. This non-GAAP measure also isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain non-GAAP measures to evaluate management’s performance and set its compensation. The Company believes that this non-GAAP measure also provides useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

This non-GAAP measure is subject to limitations. The non-GAAP measure presented in this communication may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measure excludes significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, does not reflect changes in, or cash requirements for, working capital needs, and does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers this non-GAAP measure in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP.

Participants in Solicitation

Amneal Pharmaceuticals, Inc., its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Amneal Pharmaceuticals, Inc. is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 25, 2026, particularly under the headers “Corporate Governance—Stockholders Agreement,” “Proposal 1—Election of Directors—Director Nominees,” “Our Management—Executive Officers and Directors,” “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership,” and “Certain Related Parties and Related Party Transactions—Related Party Transactions.” To the extent that holdings of Amneal Pharmaceuticals, Inc.’s securities by its directors or executive officers have changed since the amounts set forth in Amneal Pharmaceuticals, Inc.’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Amneal Pharmaceutical Inc.

Investor Relations

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

invest@amneal.com

amneal.com